As filed with the Securities and Exchange Commission on November 14, 2007
Registration No. 333-145835

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	4922	26-0789784
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(713) 420-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Baker
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(713) 420-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

G. Michael O’Leary Gislar Donnenberg Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200	David P. Oelman Douglas E. McWilliams Vinson & Elkins LLP First City Tower 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-145835) of El Paso Pipeline Partners, L.P. is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 4 does not modify any provision of the preliminary prospectus constituting Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 4 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE filing fee, the amounts set forth below are estimates.

SEC registration fee	$18,536
FINRA filing fee	60,875
NYSE listing fee	150,000
Printing and engraving expenses	750,000
Accounting fees and expenses	800,000
Legal fees and expenses	1,200,000
Transfer agent and registrar fees	5,000
Miscellaneous	15,589

Total	$3,000,000

Item 14.	Indemnification of Directors and Officers.

The section of the prospectus entitled “The Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to Section 8 of the form of Underwriting Agreement to be filed as an exhibit to this registration statement in which we and our affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 15.	Recent Sales of Unregistered Securities.

On August 1, 2007, in connection with the formation of El Paso Pipeline Partners, L.P. (the “Partnership”), the Partnership issued to (i) El Paso Pipeline GP Company, L.L.C. the 2% general partner interest in the Partnership in exchange for a note receivable for $20 and (ii) El Paso Pipeline LP Holdings, L.L.C. the 98% limited partner interest in the Partnership in exchange for a note receivable for $980. The issuance was exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits to this registration statement:

Exhibit
Number			Description

1	.1**	—	Form of Underwriting Agreement.
3	.1**	—	Certificate of Limited Partnership of El Paso Pipeline Partners, L.P.
3	.2**	—	Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P. (including form of common unit certificate) (included as Appendix A to the Prospectus).
3	.3**	—	Certificate of Formation of El Paso Pipeline GP Company, L.L.C.

Exhibit
Number			Description

3	.4**	—	Form of Amended and Restated Limited Liability Company Agreement of El Paso Pipeline GP Company, L.L.C.
4	.1+	—	Indenture dated June 1, 1987 between Southern Natural Gas Company and Wilmington Trust Company (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4.A to the Southern Natural Gas Company Form 10-K for the year ended December 31, 2006).
4	.2+	—	First Supplemental Indenture, dated as of September 30, 1997, between Southern Natural Gas Company and the Trustee (incorporated by reference to Exhibit 4.A.1 to the Southern Natural Gas Company Form 10-K for the year ended December 31, 2006).
4	.3+	—	Second Supplemental Indenture dated as of February 13, 2001, between Southern Natural Gas Company and the Trustee (incorporated by reference to Exhibit 4.A.2 to the Southern Natural Gas Company Form 10-K for the year ended December 31, 2006).
4	.4+	—	Indenture dated as of March 5, 2003 between Southern Natural Gas Company and The Bank of New York Trust Company, N.A., successor to The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Southern Natural Gas Company Form 8-K filed March 5, 2003).
4	.5+	—	Third Supplemental Indenture dated as of March 26, 2007 between Southern Natural Gas Company and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to the Southern Natural Gas Company Current Report on Form 8-K filed March 28, 2007).
4	.6+	—	Form of 5.90% Note due 2017 (incorporated by reference to Exhibit A to Exhibit 4.A of the Southern Natural Gas Company Current Report on Form 8-K filed March 28, 2007)
4	.7+	—	Fourth Supplemental Indenture dated as of May 4, 2007 among Southern Natural Gas Company, Wilmington Trust Company (solely with respect to certain portions thereof) and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.C to the Southern Natural Gas Company Form 10-Q for the period ended March 31, 2007).
4	.8+	—	First Supplemental Indenture dated as of June 27, 1997, between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A. (successor to Harris Trust and Savings Bank), as Trustee (incorporated by reference to Exhibit 4.A.1 to the Colorado Interstate Gas Company Form 10-K for the year ended December 31, 2004).
4	.9+	—	Second Supplemental Indenture dated as of March 9, 2005 between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.A to the Colorado Interstate Gas Company Form 8-K filed March 14, 2005).
4	.10+	—	Third Supplemental Indenture dated as of November 1, 2005 between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to the Colorado Interstate Gas Company Form 8-K filed November 2, 2005).
4	.11+	—	Indenture dated as of June 27, 1997 between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A. (successor to Harris Trust and Savings Bank), as Trustee (Exhibit 4.A to our 2004 Form 10-K).
5	.1*	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.
8	.1*	—	Opinion of Andrews Kurth LLP relating to tax matters.
10	.1+	—	First Tier Receivables Sale Agreement dated October 6, 2006, between Southern Natural Gas Company and SNG Finance Company, L.L.C. (incorporated by reference to Exhibit 10.A to the Southern Natural Gas Form 8-K filed October 13, 2006).
10	.2+	—	Second Tier Receivables Sale Agreement dated October 6, 2006, between SNG Finance Company, L.L.C. and SNG Funding Company, L.L.C. (incorporated by reference to Exhibit 10.B to the Southern Natural Gas Company Form 8-K filed October 13, 2006).

Exhibit
Number			Description

10	.3+	—	Receivables Purchase Agreement dated October 6, 2006, among SNG Funding Company, L.L.C., as Seller, Southern Natural Gas Company, as Servicer, Starbird Funding Corporation, as the initial Conduit Investor and Committed Investor, the other investors from time to time parties thereto, BNP Paribas, New York Branch, as the initial Managing Agent, the other Managing Agents from time to time parties thereto, and BNP Paribas, New York Branch, as Program Agent (incorporated by reference to Exhibit 10.C to the Southern Natural Gas Company Form 8-K filed October 13, 2006).
10	.4+	—	Amendment No. 1, dated as of December 1, 2006, to the Receivables Purchase Agreement dated as of October 6, 2006, among SNG Funding Company, Southern Natural Gas Company, as initial Servicer, Starbird Funding Corporation and the other funding entities from time to time party hereto as Investors, BNP Paribas, New York Branch, and the other financial institutions from time to time party hereto as Managing Agents, and BNP Paribas, New York Branch, as Program Agent (incorporated by reference to Exhibit 10.C.1 to the Southern Natural Gas Company Form 10-K for the year ended December 31, 2006).
10	.5+	—	Registration Rights Agreement, dated as of March 26, 2007, among Southern Natural Gas Company and Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BNP Paribas Securities Corp., HVB Capital Markets, Inc., Greenwich Capital Markets, Inc., Scotia Capital (USA) Inc., and SG Americas Securities, LLC (incorporated by reference to Exhibit 10.A to the Southern Natural Gas Company Current Report on Form 8-K filed March 28, 2007).
10	.6+	—	No-Notice Storage and Transportation Delivery Service Agreement Rate Schedule NNT-1, dated October 1, 2001, between Colorado Interstate Gas Company and Public Service Company of Colorado (incorporated by reference to Exhibit 10.G to the Colorado Interstate Gas Company Form 10-Q for the period ended March 31, 2005).
10	.7+	—	Registration Rights Agreement, dated as of November 1, 2005, among Colorado Interstate Gas Company and Citigroup Global Markets Inc., Credit Suisse First Boston LLC, ABN AMRO Incorporated, BNP Paribas, Greenwich Capital Markets, Inc., HVB Capital Markets, Inc., and SG Americas Securities, LLC (incorporated by reference to Exhibit 10.A to the Colorado Interstate Gas Company Form 8-K filed November 2, 2005).
10	.8+	—	Purchase and Sale Agreement, By and Among CIG Gas Supply Company, Wyoming Gas Supply Inc., WIC Holdings Inc., El Paso Wyoming Gas Supply Company and Wyoming Interstate Company, Ltd., dated November 1, 2005 (incorporated by reference to Exhibit 10.B to the Colorado Interstate Gas Company Form 8-K filed November 2, 2005).
10	.9+	—	Amended and Restated Credit Agreement dated as of July 31, 2006, among El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.A to the Colorado Interstate Gas Company Form 8-K filed August 2, 2006).
10	.10+	—	Amendment No. 1 dated as of January 19, 2007 to the Amended and Restated Credit Agreement dated as of July 31, 2006 among El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the several banks and other financial institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.01 to the Colorado Interstate Gas Company Form 10-K for the year ended December 31, 2006).

Exhibit
Number			Description

10	.11+	—	Amended and Restated Security Agreement dated as of July 31, 2006, among El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the Subsidiary Guarantors and certain other credit parties thereto and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as collateral agent for the Secured Parties and as the depository bank (incorporated by reference to Exhibit 10.B to the Colorado Interstate Gas Company Form 8-K filed August 2, 2006).
10	.12+	—	First Tier Receivables Sale Agreement dated November 3, 2006 between Colorado Interstate Gas Company and CIG Finance Company L.L.C. (incorporated by reference to Exhibit 10.A to the Colorado Interstate Gas Company Form 8-K filed November 9, 2006).
10	.13+	—	Second Tier Receivables Sale Agreement dated November 3, 2006 between CIG Finance Company L.L.C. and CIG Funding Company L.L.C. (incorporated by reference to Exhibit 10.B to the Colorado Interstate Gas Company Form 8-K filed November 9, 2006).
10	.14+	—	Receivables Purchase Agreement dated November 3, 2006 among CIG Funding Company L.L.C., as Seller, Colorado Interstate Gas Company, as Servicer, Starbird Funding Corporation, as the initial Conduit Investor and Committed Investor, the other investors from time to time parties thereto, BNP Paribas, New York Branch, as the initial Managing Agent, the other Managing Agents from time to time parties thereto, and BNP Paribas, New York Branch, as Program Agent (incorporated by reference to Exhibit 10.C to the Colorado Interstate Gas Company Form 8-K filed November 9, 2006).
10	.15*	—	Form of Omnibus Agreement.
10	.16**	—	Form of General Partnership Agreement of Colorado Interstate Gas Company.
10	.17**	—	Form of General Partnership Agreement of Southern Natural Gas Company.
10	.18**	—	Form of El Paso Pipeline GP Company, L.L.C. Long-Term Incentive Plan.
10	.19**	—	Form of Contribution, Conveyance and Assumption Agreement.
10	.20**	—	Form of Indemnification Agreement.
10	.21**	—	Form of Master Services Agreement by and between Colorado Interstate Gas Company and El Paso Corporation, Tennessee Gas Pipeline Company, El Paso Natural Gas Company and CIG Pipeline Services Company L.L.C.
10	.22**	—	Form of Master Services Agreement by and between Southern Natural Gas Company and El Paso Corporation, Tennessee Gas Pipeline Company and SNG Pipeline Services Company, L.L.C.
21	.1**	—	List of subsidiaries of El Paso Pipeline Partners, L.P.
23	.1**	—	Consent of Ernst & Young LLP.
23	.2**	—	Consent of PricewaterhouseCoopers LLP.
23	.3**	—	Consent of PricewaterhouseCoopers LLP.
23	.4*	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).
23	.5*	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1).
24	.1***	—	Powers of Attorney (included on the signature page).
99	.01**	—	Consent of Arthur C. Reichstetter.

*	Filed herewith.

**	Previously filed.

+	Incorporated by reference.

†	Confidential treatment granted for omitted portions.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with El Paso Pipeline GP Company, L.L.C., our general partner or any of its respective affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to El Paso Pipeline GP Company, L.L.C. or its respective affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the Registration Statement (No. 333-145835) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2007.

El Paso Pipeline Partners, L.P.

By:	El Paso Pipeline GP Company, L.L.C.,
its General Partner

By:	/s/ Robert W. Baker
Robert W. Baker,
Executive Vice President and
General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Title	Date

* Ronald L. Kuehn, Jr.		Chairman of the Board	November 14, 2007

* James C. Yardley		Director, President and Chief Executive Officer (Principal Executive Officer)	November 14, 2007

* John R. Sult		Senior Vice President, Chief Financial Officer and Controller (Principal Financial and Accounting Officer)	November 14, 2007

* Douglas L. Foshee		Director	November 14, 2007

* D. Mark Leland		Director	November 14, 2007

*By	/s/ Robert W. Baker Robert W. Baker Attorney-in Fact

EXHIBIT LIST

Exhibit
Number			Description

1	.1**	—	Form of Underwriting Agreement.
3	.1**	—	Certificate of Limited Partnership of El Paso Pipeline Partners, L.P.
3	.2**	—	Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P. (including form of common unit certificate) (included as Appendix A to the Prospectus).
3	.3**	—	Certificate of Formation of El Paso Pipeline GP Company, L.L.C.
3	.4**	—	Form of Amended and Restated Limited Liability Company Agreement of El Paso Pipeline GP Company, L.L.C.
4	.1+	—	Indenture dated June 1, 1987 between Southern Natural Gas Company and Wilmington Trust Company (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4.A to the Southern Natural Gas Company Form 10-K for the year ended December 31, 2006).
4	.2+	—	First Supplemental Indenture, dated as of September 30, 1997, between Southern Natural Gas Company and the Trustee (incorporated by reference to Exhibit 4.A.1 to the Southern Natural Gas Company Form 10-K for the year ended December 31, 2006).
4	.3+	—	Second Supplemental Indenture dated as of February 13, 2001, between Southern Natural Gas Company and the Trustee (incorporated by reference to Exhibit 4.A.2 to the Southern Natural Gas Company Form 10-K for the year ended December 31, 2006).
4	.4+	—	Indenture dated as of March 5, 2003 between Southern Natural Gas Company and The Bank of New York Trust Company, N.A., successor to The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Southern Natural Gas Company Form 8-K filed March 5, 2003).
4	.5+	—	Third Supplemental Indenture dated as of March 26, 2007 between Southern Natural Gas Company and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to the Southern Natural Gas Company Current Report on Form 8-K filed March 28, 2007).
4	.6+	—	Form of 5.90% Note due 2017 (incorporated by reference to Exhibit A to Exhibit 4.A of the Southern Natural Gas Company Current Report on Form 8-K filed March 28, 2007)
4	.7+	—	Fourth Supplemental Indenture dated as of May 4, 2007 among Southern Natural Gas Company, Wilmington Trust Company (solely with respect to certain portions thereof) and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.C to the Southern Natural Gas Company Form 10-Q for the period ended March 31, 2007).
4	.8+	—	First Supplemental Indenture dated as of June 27, 1997, between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A. (successor to Harris Trust and Savings Bank), as Trustee (incorporated by reference to Exhibit 4.A.1 to the Colorado Interstate Gas Company Form 10-K for the year ended December 31, 2004).
4	.9+	—	Second Supplemental Indenture dated as of March 9, 2005 between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.A to the Colorado Interstate Gas Company Form 8-K filed March 14, 2005).
4	.10+	—	Third Supplemental Indenture dated as of November 1, 2005 between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to the Colorado Interstate Gas Company Form 8-K filed November 2, 2005).
4	.11+	—	Indenture dated as of June 27, 1997 between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A. (successor to Harris Trust and Savings Bank), as Trustee (Exhibit 4.A to our 2004 Form 10-K).
5	.1*	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.
8	.1*	—	Opinion of Andrews Kurth LLP relating to tax matters.
10	.1+	—	First Tier Receivables Sale Agreement dated October 6, 2006, between Southern Natural Gas Company and SNG Finance Company, L.L.C. (incorporated by reference to Exhibit 10.A to the Southern Natural Gas Form 8-K filed October 13, 2006).
10	.2+	—	Second Tier Receivables Sale Agreement dated October 6, 2006, between SNG Finance Company, L.L.C. and SNG Funding Company, L.L.C. (incorporated by reference to Exhibit 10.B to the Southern Natural Gas Company Form 8-K filed October 13, 2006).

Exhibit
Number			Description

10	.3+	—	Receivables Purchase Agreement dated October 6, 2006, among SNG Funding Company, L.L.C., as Seller, Southern Natural Gas Company, as Servicer, Starbird Funding Corporation, as the initial Conduit Investor and Committed Investor, the other investors from time to time parties thereto, BNP Paribas, New York Branch, as the initial Managing Agent, the other Managing Agents from time to time parties thereto, and BNP Paribas, New York Branch, as Program Agent (incorporated by reference to Exhibit 10.C to the Southern Natural Gas Company Form 8-K filed October 13, 2006).
10	.4+	—	Amendment No. 1, dated as of December 1, 2006, to the Receivables Purchase Agreement dated as of October 6, 2006, among SNG Funding Company, Southern Natural Gas Company, as initial Servicer, Starbird Funding Corporation and the other funding entities from time to time party hereto as Investors, BNP Paribas, New York Branch, and the other financial institutions from time to time party hereto as Managing Agents, and BNP Paribas, New York Branch, as Program Agent (incorporated by reference to Exhibit 10.C.1 to the Southern Natural Gas Company Form 10-K for the year ended December 31, 2006).
10	.5+	—	Registration Rights Agreement, dated as of March 26, 2007, among Southern Natural Gas Company and Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BNP Paribas Securities Corp., HVB Capital Markets, Inc., Greenwich Capital Markets, Inc., Scotia Capital (USA) Inc., and SG Americas Securities, LLC (incorporated by reference to Exhibit 10.A to the Southern Natural Gas Company Current Report on Form 8-K filed March 28, 2007).
10	.6+	—	No-Notice Storage and Transportation Delivery Service Agreement Rate Schedule NNT-1, dated October 1, 2001, between Colorado Interstate Gas Company and Public Service Company of Colorado (incorporated by reference to Exhibit 10.G to the Colorado Interstate Gas Company Form 10-Q for the period ended March 31, 2005).
10	.7+	—	Registration Rights Agreement, dated as of November 1, 2005, among Colorado Interstate Gas Company and Citigroup Global Markets Inc., Credit Suisse First Boston LLC, ABN AMRO Incorporated, BNP Paribas, Greenwich Capital Markets, Inc., HVB Capital Markets, Inc., and SG Americas Securities, LLC (incorporated by reference to Exhibit 10.A to the Colorado Interstate Gas Company Form 8-K filed November 2, 2005).
10	.8+	—	Purchase and Sale Agreement, By and Among CIG Gas Supply Company, Wyoming Gas Supply Inc., WIC Holdings Inc., El Paso Wyoming Gas Supply Company and Wyoming Interstate Company, Ltd., dated November 1, 2005 (incorporated by reference to Exhibit 10.B to the Colorado Interstate Gas Company Form 8-K filed November 2, 2005).
10	.9+	—	Amended and Restated Credit Agreement dated as of July 31, 2006, among El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.A to the Colorado Interstate Gas Company Form 8-K filed August 2, 2006).
10	.10+	—	Amendment No. 1 dated as of January 19, 2007 to the Amended and Restated Credit Agreement dated as of July 31, 2006 among El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the several banks and other financial institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.01 to the Colorado Interstate Gas Company Form 10-K for the year ended December 31, 2006).
10	.11+	—	Amended and Restated Security Agreement dated as of July 31, 2006, among El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, the Subsidiary Guarantors and certain other credit parties thereto and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as collateral agent for the Secured Parties and as the depository bank (incorporated by reference to Exhibit 10.B to the Colorado Interstate Gas Company Form 8-K filed August 2, 2006).
10	.12+	—	First Tier Receivables Sale Agreement dated November 3, 2006 between Colorado Interstate Gas Company and CIG Finance Company L.L.C. (incorporated by reference to Exhibit 10.A to the Colorado Interstate Gas Company Form 8-K filed November 9, 2006).

Exhibit
Number			Description

10	.13+	—	Second Tier Receivables Sale Agreement dated November 3, 2006 between CIG Finance Company L.L.C. and CIG Funding Company L.L.C. (incorporated by reference to Exhibit 10.B to the Colorado Interstate Gas Company Form 8-K filed November 9, 2006).
10	.14+	—	Receivables Purchase Agreement dated November 3, 2006 among CIG Funding Company L.L.C., as Seller, Colorado Interstate Gas Company, as Servicer, Starbird Funding Corporation, as the initial Conduit Investor and Committed Investor, the other investors from time to time parties thereto, BNP Paribas, New York Branch, as the initial Managing Agent, the other Managing Agents from time to time parties thereto, and BNP Paribas, New York Branch, as Program Agent (incorporated by reference to Exhibit 10.C to the Colorado Interstate Gas Company Form 8-K filed November 9, 2006).
10	.15*	—	Form of Omnibus Agreement.
10	.16**	—	Form of General Partnership Agreement of Colorado Interstate Gas Company.
10	.17**	—	Form of General Partnership Agreement of Southern Natural Gas Company.
10	.18**	—	Form of El Paso Pipeline GP Company, L.L.C. Long-Term Incentive Plan.
10	.19**	—	Form of Contribution, Conveyance and Assumption Agreement.
10	.20**	—	Form of Indemnification Agreement.
10	.21**	—	Form of Master Services Agreement by and between Colorado Interstate Gas Company and El Paso Corporation, Tennessee Gas Pipeline Company, El Paso Natural Gas Company and CIG Pipeline Services Company L.L.C.
10	.22**	—	Form of Master Services Agreement by and between Southern Natural Gas Company and El Paso Corporation, Tennessee Gas Pipeline Company and SNG Pipeline Services Company, L.L.C.
21	.1**	—	List of subsidiaries of El Paso Pipeline Partners, L.P.
23	.1**	—	Consent of Ernst & Young LLP.
23	.2**	—	Consent of PricewaterhouseCoopers LLP.
23	.3**	—	Consent of PricewaterhouseCoopers LLP.
23	.4*	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).
23	.5*	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1).
24	.1***	—	Powers of Attorney (included on the signature page).
99	.01**	—	Consent of Arthur C. Reichstetter.

*	Filed herewith.

**	Previously filed.

+	Incorporated by reference.

†	Confidential treatment granted for omitted portions.